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                                                                   EXHIBIT 10.63

                                 LEASE AGREEMENT

     This Lease Agreement (this "LEASE") is made as of May 10, 2005, between CHAS. LEVY COMPANY LLC, a Delaware limited liability company, having an office at 1930 George Street, Unit 1, Melrose Park, Illinois 60160 ("LANDLORD"), and CHAS. LEVY CIRCULATING CO. LLC, a Delaware limited liability company, having an office at c/o Source Interlink Companies, Inc., 27500 Riverview Center Boulevard, Suite 400, Bonita Springs, Florida 34134 ("TENANT").

     1.   BASIC LEASE PROVISIONS:

1.1    Date:                May 10, 2005

1.2    Landlord:            Chas. Levy Company LLC

1.3    Tenant:              Chas. Levy Circulating Co. LLC

1.4    Premises:            The real property located at 1140 North Branch
                            Street, Chicago, Illinois ("LAND") described on
                            Exhibit A attached hereto and made a part hereof,
                            and all improvements thereon, including the
                            Building.

1.5    Building:            Approximately 66,202 sq. ft. building located on the
                            Land

1.6    Use:                 The Premises shall be used only for the purpose of
                            distribution of magazines, books, DVDs, CDs and
                            other home entertainment content, and office uses
                            incidental thereto.

1.7    Term:                60 Months

1.8    Commencement Date:   May 10, 2005

1.9    Base Rent            May 10, 2005 - May 9, 2006: $198,606 per year;
                            $16,550.50 per month
                            May 10, 2006-May 9, 2007: $314,460 per year; $26,205
                            per month
                            May 10, 2007-May 9, 2008: $430,313 per year;
                            $35,859.42 per month
                            May 10, 2008-May 9, 2009: $438,920 per year;
                            $36,576.67 per month
                            May 10, 2009-May 9, 2010: $447,698 per year;
                            $37,308.17 per month

1.10   Exhibits Attached
       to Lease:            Exhibit A:  Land

1.11   Addresses for
       Notices:
       If to Landlord:      1930 George Street, Unit 1
                            Melrose Park, Illinois 60160
                            Attn: General Counsel
                            Facsimile: 708-356-3609

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       With a copy in like manner to:   Sonnenschein Nath & Rosenthal LLP
                                        8000 Sears Tower
                                        Chicago, Illinois 60606
                                        Attn: Linda C. Harris, Esq.
                                        Facsimile: 312-876-7934

       If to Tenant:                    Chas. Levy Circulating Co., LLC
                                        c/o Source Interlink Companies, Inc.
                                        27500 Riverview Center Blvd., Suite 400
                                        Bonita Springs, FL 34134
                                        Attn: General Counsel
                                        Facsimile: 239-949-7689

       With a copy in like manner to:   Cohen & Grigsby, P.C.
                                        11 Stanwix Street, 15th Floor
                                        Pittsburgh, PA 15222
                                        Attn: Daniel L. Wessels, Esq.
                                        Facsimile: 412-209-0672

     2.   DEMISE

          (a) Landlord, for and in consideration of the rents, covenants, and agreements set forth in this Lease and to be paid, kept, observed, and performed by Tenant, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, subject to the conditions hereinafter set forth, the Premises. Tenant accepts the Premises in "as is, where as" condition as of the Commencement Date.

          (b) Except as may be specifically provided in this Lease, Landlord shall not be obligated to make any repairs or alterations to the Premises prior to or during the term of this Lease.

     3.   TERM AND TERMINATION

          (a) The Term of this Lease and the Commencement Date of the Term, shall be as set forth in Section 1.7 and Section 1.8 of the Basic Lease Provisions.

          (b) Tenant shall have no options to extend the Term of this Lease.

          (c) Tenant shall have the option, provided no Event of Default then exists under this Lease, to terminate this Lease at any time during the Term upon 180 days' prior written notice to Landlord.

          (d) Upon the sale or potential sale of the Premises, Landlord shall have the option to terminate this Lease at any time during the Term upon 180 days' prior written notice to Tenant.

     4.   RENT

          (a) Tenant covenants and agrees to pay Landlord by check or wire transfer at the address of Landlord herein provided (or at such other address or wiring address as Landlord may designate) annual Base Rent, payable in equal monthly installments commencing on May 10, 2005, as set forth in Section 1.9 of the Basic Lease Provisions. Except as may be expressly provided in this Lease, Rent shall be paid by Tenant to Landlord in advance, on the first day of each month without notice or


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demand, and without abatement, deduction, setoff, reduction, counterclaim, or diminution. If a rent payment is mailed, it shall be mailed in sufficient time and with adequate postage thereon to be actually received by Landlord by the due date.

          (b) All sums due and owing by Tenant pursuant to the terms of this Lease other than the Base Rent specified in subparagraph 4 (a) above are additional rent, and Landlord shall have all of the same rights and remedies to collect such additional rent as it has to collect rent. References in this Lease to "RENT" shall mean, collectively, Base Rent and additional rent.

          (c) If any payment of Base Rent is not received by Landlord by the fifth (5th) business day of the calendar month, or if any payment of additional rent is not received by Landlord within five (5) days from the date when such payment is due, then Tenant shall pay Landlord, as additional rent, interest on the amount of such overdue payment accruing from the due date until the date when paid at the rate of five percent (5%) per annum.

          (d) It is the intention of Landlord and Tenant that all rent payable under this Lease shall be absolutely "net" to Landlord, except as to the express obligations of Landlord contained in this Lease, and accordingly all costs, expenses, and obligations of every kind relating to ownership, operation and maintenance of the Premises, including, without limitation, all taxes, utilities, insurance (including any insurance maintained by Landlord pursuant to Section 13 of this Lease), repairs, replacement, rebuilding, painting, cleaning, maintenance and upkeep of the Premises that are not specifically assumed by Landlord under this Lease are the responsibility of Tenant. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Base Rent, additional rent, and all other charges and sums payable by Tenant hereunder shall continue to be payable in all events.

     5.   TAXES

          (a) During the Term, Tenant shall pay to Landlord, in addition to Base Rent, Real Property Taxes (defined below) in the following manner:

               (i) Prior to the last day of each calendar year falling within the Term (or, in the case of the partial year during the first year of the Term, prior to the Commencement Date), Landlord shall provide Tenant with a statement of estimated Real Property Taxes for the upcoming year. Said statement shall be based upon 110% of Landlord's reasonable estimate of anticipated Real Property Taxes. Beginning January 1 of the upcoming calendar year (or, in the case of the partial year during the first year of the Term, beginning as of the Commencement Date), Tenant shall pay as additional rent said estimated Real Property Taxes in twelve (12) equal monthly installments, payable in advance promptly upon the first
                    (1st) day of each month during the Term. If Landlord determines that the Real Property Taxes are greater than the amount estimated prior to the last day of the calendar year, then Landlord may deliver to Tenant a notice specifying the revised amount of additional rental and Tenant shall pay to Landlord within thirty (30) days of such notification, the difference between the amount estimated prior to the last day of the calendar year and the revised estimate for the portion of the calendar year which has expired. Monthly installments of additional rent of Real Property Taxes will be increased for the months following the receipt by Tenant of the revised estimate of Real Property Taxes to the annual revised Real


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
                    Property Taxes for such calendar year, divided by twelve
                    (12). Any delay or failure of Landlord in billing any tax escalation shall not constitute a waiver of or in any way impair the continuing obligation of Tenant to pay such tax escalation hereunder.

               (ii) Not more than 180 days following the last day of each calendar year, Landlord shall provide Tenant with a written statement comparing the amount of estimated Real Property Taxes paid by Tenant in and for the calendar year or part thereof just ended of the Real Property Taxes actually incurred for said period. If the amount of estimated Real Property Taxes paid by Tenant for such prior calendar year or part thereof exceeds the actual Real Property Taxes for such prior calendar year, Landlord shall give Tenant a credit against the next current monthly payment of additional rent of Real Property Taxes, or, if the Term has expired, refund such amount to Tenant within thirty (30) days. If, however, the amount of estimated Real Property Taxes paid by Tenant for such prior calendar year or part thereof is less than the actual amount of Real Property Taxes for such period, Tenant shall pay to Landlord, as additional rent, the difference within thirty (30) days following Tenant's receipt of written notice thereof. The provisions of this Section 5(a)(ii) shall survive the expiration or other termination of this Lease.

          (b) As used herein, the term "REAL PROPERTY TAXES" shall include all general and special real estate taxes, special assessments and other ad valorem taxes, levies and assessments (net of any refund) levied or becoming due during the Term, on the separately assessed tax parcel constituting the Premises by any authority having the direct or indirect power to tax. Real Property Taxes shall not include income, inheritance and gift taxes, transfer taxes, franchise tax, capital stock tax, inspection fees, any permit fees payable by Landlord in order to be in the business of leasing real estate, or interest or penalty charges and shall reflect any discount available to Landlord by prompt payment of such tax, regardless of whether such prompt payment is actually made.

          (c) If Landlord receives a reduction or abatement of any Real Property Taxes on the Premises included in Tenant's payment of Real Property Taxes, Landlord shall pay such reduction to Tenant.

          (d) If after by request by Tenant, Landlord does not contest any Real Property Tax, Tenant may contest such Real Property Tax in its own or Landlord's name; provided, however, that Tenant either pays such taxes under protest or deposits with Landlord (or a third party reasonably acceptable to Landlord) an amount which, in Landlord's sole judgment, shall be sufficient to pay in full any such contested tax or imposition and any penalties, interest and expenses associated with or resulting from such contest, and provided that Tenant shall indemnity Landlord from and against any penalties, interest and expenses associated with or resulting from such contest. At the conclusion of such contest related to Real Property Taxes, upon written request of Tenant, accompanied by the bill for real estate taxes then due, Landlord (or such third party acceptable to Landlord holding such deposit) shall use the money deposited, less the amount of any loss, cost, damage and reasonable expense, including reasonable attorneys' fees, that Landlord or such third party may sustain in connection with the imposition so contested, to pay such tax or imposition, by disbursing the money deposited in the manner directed by and at the expense of Tenant and delivering to such taxing authority the amount due. In addition, if an Event of Default has not occurred and is continuing, Landlord or such third party shall return the remainder of the money so deposited, if any, to Tenant. Landlord agrees to provide Tenant with all reasonable assistance in such context, including joining in and signing pleadings.

          (e) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment, inventory and all other property of Tenant contained in the Premises or related to Tenant's use of the Premises. If any of Tenant's property shall be assessed with Landlord's real or personal property, Tenant shall pay to Landlord the taxes attributable to Tenant within 10 days after receipt of a written statement from Landlord setting forth the taxes applicable to Tenant's property.

     6.   CONDITION OF PREMISES

          (a) Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof, without warranty of any kind, either expressed or implied, including warranties of habitability, tenantability and fitness for a particular purpose. Tenant agrees that Landlord has no obligation to repair or improve the Premises prior to the Commencement Date.

     7.   USE

     Landlord agrees that Tenant may use the Premises for the purposes described in Section 1.6 of the Basic Lease Provisions (the "PERMITTED USE") and for no other purpose. Subject to the provisions of Section 9(c) hereof, Tenant, at its sole cost, agrees to comply with all federal, state and local laws and ordinances, and all governmental regulations, rules and orders relating to the Premises or the improvements on or the use and/or occupancy of and operations at the Premises ("LAWS"). Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any actions which would constitute a nuisance. Tenant shall not permit the storage of any materials labeled as "hazardous" on the Premises; provided, however, Tenant may keep certain substances which may be considered hazardous which are customarily used to operate trucks and forklifts, so long as such substances are used and stored in conformance with all federal, state, agency and local laws, ordinances, rules and regulations regulating such substances and only an amount of such substances reasonably necessary for the conduct of Tenant's business at the Premises is present at the Premises.

     8.   ASSIGNMENT AND SUBLETTING

          (a) Tenant shall not, voluntarily or by operation of law, assign, transfer, mortgage, sublet or otherwise encumber Tenant's interest in this Lease or the Premises (a "TRANSFER"), without Landlord's prior written consent, which shall not be unreasonably withheld. Satisfactory environmental undertakings by the assignee shall be required as a condition of Landlord's consent. Landlord shall respond to Tenant's written request for consent hereunder within 30 days after Landlord's receipt of the written request from Tenant and all materials and documentation required below; provided, that should Landlord not respond to Tenant's written request and delivery of all materials and documentation required herein, Lender shall have deemed to have denied such a request. Any attempted Transfer without such consent shall be void and shall constitute an Event of Default. Tenant's written request for Landlord's consent shall include, and Landlord's 30-day response period referred to above shall not commence, unless and until Landlord has received from Tenant, all of the following information: (a) financial statements or other information reasonably sufficient to show the proposed assignee's or subtenant's financial condition, (b) a description of the business the assignee or subtenant intends to operate at the Premises, (c) a copy of the proposed sublease or assignment agreement which includes all of the terms and conditions of the proposed assignment or sublease, and (d) a description of any ownership or commercial relationship between Tenant and the proposed assignee or subtenant. Tenant's sole remedy in the event that Landlord shall wrongfully withhold consent to or disapprove any assignment or sublease shall be to obtain an order by a court of competent jurisdiction that Landlord grant such consent; in no


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
event shall Landlord be liable for damages with respect to its granting or withholding consent to any proposed assignment or sublease.

          (b) Landlord shall not unreasonably withhold or condition its consent to a Transfer provided that Tenant has complied with each requirement and condition of this Section 8. It shall be deemed reasonable for Landlord to withhold its consent to a Transfer if any requirement, term or condition of this
Section 8 is not complied with or: (1) in Landlord's reasonable judgment, a proposed assignee or subtenant is unable financially to pay the rents due under this Lease as and when they are due and payable; (2) a proposed assignee or subtenant refuses to enter into a written assignment agreement or sublease, reasonably satisfactory to Landlord, which provides that it will abide by and assume all of the terms and conditions of this Lease for the term of any assignment or sublease and containing such other terms and conditions as Landlord reasonably deems necessary; (3) an Event of Default has occurred and is continuing at the time of the request; (4) Landlord is or has been involved in a legal dispute with the proposed assignee or subtenant; (5) the assignee or subtenant is a governmental or quasi-governmental entity or an agency, department or instrumentality of a governmental or quasi-governmental agency; or
(6) the assignee or subtenant will use, store or handle Hazardous Substances (as herein defined) in or about the Premises of a type, nature, or quantity not acceptable to Landlord.

          (c) The following terms and conditions shall be applicable to any
Transfer:

               (i) Tenant shall remain jointly and severally liable with any permitted assignee or subtenant to Landlord for the payment of rent or other performance obligation of Tenant under this Lease, regardless of whether Landlord accepts performance from any assignee or subtenant of Tenant.

               (ii) Any consent by Landlord to any Transfer shall not constitute a consent to, or waiver of, any subsequent Transfer by Tenant or to any subsequent or successive Transfer by an assignee or subtenant.

               (iii) Landlord shall have the right to require as a condition to consent, an assignee of this Lease to provide financial security (in the form of a security deposit, letter of credit, lease guaranty, or otherwise) to Landlord to secure the obligations under this Lease.

               (iv) Landlord shall not be liable under this Lease or under any sublease to any subtenant.

               (v) Any assignee of, or subtenant under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Tenant during the term of said assignment or sublease, other than such obligations as are contrary or inconsistent with provisions of an assignment or sublease to which Landlord has specifically consented in writing. Without limiting the generality of the foregoing, any assignee of this Lease shall specifically acknowledge and agree to the provisions of subsection 13(a) of this Lease.

          (d) The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

               (i) Tenant hereby absolutely and unconditionally assigns and transfers to Landlord all of Tenant's interest in all rentals and income arising from any sublease entered into by


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Tenant, and Landlord may collect such rent and income and apply same toward
Tenant's obligations under this Lease; provided, however, that until an Event of Default, Tenant may receive, collect and enjoy the rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such rents to Landlord nor by reason of the collection of the rents from a subtenant, be deemed to have assumed or recognized any sublease or to be liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant's obligations to such subtenant under such sublease, including, but not limited to, Tenant's obligation to return any security deposit. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that an Event of Default exists, to pay to Landlord the rents due as they become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary.

               (ii) Should an Event of Default occur and Landlord elects to terminate this Lease, Landlord, at its option and without any obligation to do so, may also elect, at the time of Landlord's election to terminate this Lease, to require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

          (e) Notwithstanding anything to the contrary contained in this Section 8, Tenant shall have the right, without Landlord's consent, upon 15 days advance written notice to Landlord, to assign this Lease or to sublease all or part of the Premises to any entity which controls, is controlled by or is under common control with Tenant (hereinafter, an "AFFILIATE"); provided, that such assignment is subject to the satisfaction of the following conditions: (i) Tenant shall not be released from liability under this Lease; (ii) Any such assignment or sublease shall be subject to all of the terms, covenants and conditions of the Lease; (iii) The use of the Premises by the assignee must be permitted by this Lease; (iv) any further assignment or sublease by Tenant or any Affiliate shall be subject to this Section 8; and (v) a fully executed copy of such transfer document shall be delivered to Landlord within fifteen (15) days following such Transfer.

          (f) In addition to reasonably withholding its consent to any proposed Transfer, Landlord shall have the right to terminate this Lease in the event of a proposed assignment or Transfer of this Lease or a proposed sublease of the entire Premises or to terminate this Lease as to that portion of the Premises which Tenant seeks to sublet, if Tenant seeks to sublease less than the entire Premises; provided, however, that Landlord shall not have such a termination right with respect to any transfer to an Affiliate of Tenant as set forth in clause (e) immediately above. Landlord may exercise such right to terminate by giving written notice to Tenant at any time on or before the date by which Landlord is required to consent or object to such assignment or sublease or other Transfer. If Landlord exercises its right to terminate, the Lease or portion thereof shall be deemed terminated effective, and Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises, on the earlier of: (i) the proposed date for possession by such assignee, subtenant or transferee, or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant.

          (g) If Landlord consents to any assignment of this Lease or a sublease of the Premises, as a condition of Landlord's consent, Tenant shall pay to Landlord all reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease.

     9.   REPAIRS


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          (a) Landlord shall maintain, at Landlord's expense, the structural elements of the roof of the Building, the structural soundness of the foundation of the Building and the structural elements of the exterior walls of the Building. Tenant shall reimburse Landlord for the cost of any maintenance, repair or replacement of the foregoing necessitated by Tenant's misuse, negligence, alterations to the Premises or any breach of its obligations under this Lease. By way of example, and not limitation, the term "EXTERIOR WALLS" as used in this Section shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable time in which to complete the repair. Nothing contained in this Section shall be construed to obligate Landlord to seal or otherwise maintain the surface of any foundation, floor or slab. In no event shall the sprinkler system or any component thereof be deemed to be part of the structural elements of the roof of the Building, the structural soundness of the foundation of the Building and the structural elements of the exterior walls of the Building.

          (b) Tenant shall, at its sole cost and expense, keep and maintain all parts of the Premises (except those listed as Landlord's responsibility in subsection 9(a) above) in good and sanitary condition, promptly making all necessary repairs and replacements, including but not limited to, Tenant's property, windows, glass and plate glass, doors, skylights, any special store front or office entry, walls and finish work, floors and floor coverings, heating and air conditioning systems, dock boards, bumpers, plates, seals, levelers and lights, plumbing work and fixtures (including periodic backflow testing), electrical systems, lighting facilities and bulbs, sprinkler systems, alarm systems, fire detection systems, termite and pest extermination, parking lots, asphalt and paved areas, curbs, gutters, fencing, landscaped areas, irrigation systems, light standards, gates, tenant signage and regular removal of trash and debris. Except in emergency situations or for minor repairs in the ordinary course of Tenant's day-to-day business operation, Tenant shall notify Landlord in writing prior to making any repair or performing any maintenance pursuant to this Section, and Landlord shall have the right to approve (such approval not to be unreasonably withheld) the contractor Tenant shall use to make any repair or to perform any maintenance on the roof, heating, ventilation and air conditioning systems, plumbing systems, electrical systems, fire alarm systems or fire detection systems located at the Premises. Tenant shall not change the exterior appearance of the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. If Tenant fails to keep the Premises in good condition and repair, Landlord may, but shall not be obligated to, after written notice to Tenant and a period of 10 additional days for Tenant to commence remedial action and proceed with dispatch to complete the same, make any necessary repairs, and bill Tenant for the cost of the repairs as additional rent, and said additional rent shall be payable by Tenant within 10 days after demand by Landlord.

          (c) Notwithstanding anything to the contrary herein, Tenant and/or Landlord shall have the right to terminate this Lease upon thirty (30) days prior written notice in the event that either Tenant or Landlord, respectively, is required to repair, replace and/or upgrade any portion of the Premises, including without limitation access, fire and/or emergency systems, to comply with any Law, and the sum of the following equals or exceeds $50,000: (i) the reasonable estimated cost to repair, replace and/or upgrade such portion of the Premises, as determined by a consultant reasonably approved by Lender, (ii) the aggregate cost of any previous repairs, replacements and/or upgrades of any portion of the Premises, including without limitation access, fire and/or emergency systems, to comply with any Law, which have been made during the Term,
(iii) the aggregate cost of any previous repairs, replacements and/or upgrades of any portion of the "Premises" as defined in that certain Lease Agreement by and between Tenant and Landlord with respect to property located at 2420 West Fourth Street in Appleton, Wisconsin, dated as of the date hereof, including without limitation access, fire and/or emergency systems, to comply with any Law, which is made during the Term, and (iv) the aggregate cost of any previous repairs, replacements and/or upgrades of any portion of the "Premises" as defined in that certain Lease Agreement by and between Tenant and Landlord with respect to property located at 1006 Wright Street in Brainerd,


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Minnesota, dated as of the date hereof, including without limitation access, fire and/or emergency systems, to comply with any Law, which is made during the Term.

     10.  ALTERATIONS

          (a) Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, make any alterations, improvements or additions (hereinafter collectively referred to as "ALTERATIONS") in, on or about the Premises. Alterations shall include, but shall not be limited to, the installation or alteration of security or fire protection systems, communication systems, millwork, shelving, retrieval or storage systems, electrical distribution systems, lighting fixtures, telephone or computer system wiring, HVAC and plumbing. At the expiration of the Term, (a) if Landlord, at the time of giving its consent to an Alteration, specified in writing to Tenant that such Alteration is to be removed at the expiration of the Term or (b) if Tenant failed to obtain Landlord's consent to any Alteration for which Landlord's consent is required, then in either case Tenant shall remove such Alterations and restore the Premises to its prior condition, at Tenant's expense. Other than Alterations described in items (i) and (ii) below, Tenant shall make its request to Landlord for proposed Alterations in writing, and shall include the plans and specifications prepared by a licensed architect or engineer. Should Tenant make any Alterations without the prior approval of Landlord, or use a contractor not expressly approved by Landlord, Landlord may, at any time during the Term, require that Tenant remove all or part of the Alterations and return the Premises to the condition it was in prior to the making of the Alterations. In the event Tenant makes any Alterations, Tenant agrees to obtain or cause its contractor to obtain, prior to the commencement of any work, the insurance coverages required by Section 13 below and to provide to Landlord, prior to the commencement of any work, certificates evidencing such insurance, which certificates shall list Landlord as an additional insured. Notwithstanding the foregoing, Landlord's consent shall not be required for (i) any Alteration that is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting or (ii) any single Alteration the cost of which (labor and materials) is less than $20,000.00 and such Alteration will not affect or involve a Building system, mechanical system, or a structural portion of the Building.

          (b) Tenant agrees to pay promptly for any work done by Tenant or material furnished in or about the Premises, and Tenant shall not permit or suffer any lien to attach to the Premises and shall cause any such lien or any claim therefor, to be released within 30 days after notice thereof. All work done by Tenant in or about the Premises shall comply with all Laws.

          (c) Tenant shall not erect or install signage at the Premises without Landlord's prior written approval as to size, design, and location, which approval shall not be unreasonably withheld. Tenant shall be solely responsible to obtain all zoning approvals and permits associated with Tenant's signage. Notwithstanding the foregoing, Tenant is authorized to modify and/or replace the signage existing at the Premises on the Commencement Date without Landlord's prior written approval so long as the size of the modified or replacement signage is not larger than the existing signage and is in the same location as the existing signage, subject in all respects to Laws, including zoning ordinances, and other local laws, compliance of which shall be Tenant's responsibility.

     11.  ACCESS TO PREMISES

     Tenant agrees that Landlord, or any person authorized by Landlord, may enter the Premises at all reasonable times and be accompanied by a representative of Tenant if Tenant so requires in order to: (a) inspect the condition of same; (b) undertake safety measures or make repairs as Landlord may be required to make; (c) exhibit the same to prospective purchasers of the Premises (and, during the last six (6) months of the Term, exhibit the same to prospective tenants of the Premises); (d) perform and/or conduct any sampling, investigation, remediation or other activity that the Landlord may be required to conduct to comply with the terms of this Lease or Environmental Law; and (e) place "for sale" signs, and, during the last six months of the Term, "for rent" signs, upon the Premises at such places as may be determined by Landlord. Landlord shall use reasonable efforts to notify Tenant in advance of any such entry hereunder, and to avoid any material disturbance to Tenant's business operations during any entry by Landlord, shall comply with Tenant's reasonable security requirements during such entry, and shall repair any damage caused by such entry.

     12.  DAMAGE TO PREMISES

          (a) In the event the Premises shall be damaged or destroyed by fire or other casualty, Landlord may proceed as following: (i) provided that such damage is insured under the insurance coverages maintained under subsection 13(a) hereof, then, but only to the extent insurance proceeds have been actually paid to Landlord by the insurer(s) for such casualty, Landlord may promptly repair and/or restore the Premises to substantially the same condition in which they were immediately prior to the occurrence of such casualty (excluding Alterations made by Tenant, Tenant's trade fixtures, equipment and other items of Tenant's personal property), or (ii) terminate this Lease. Should Landlord elect to repair and/or restore the Premises, from the date of such casualty until the Premises are so repaired and/or restored, Base Rent shall abate in proportion to the portion of the Premises that has been rendered untenantable.

          (b) If Landlord elects to repair and/or restore the Premises as set forth in clause (a) immediately above and Landlord then determines, in its reasonable discretion (such determination to be made and Tenant to be notified within 30 days after Landlord's receipt of notice of the casualty damage, subject to insurance adjustments, mortgagee requirements, and other matters beyond Landlord's control), that the Premises cannot be substantially repaired within 180 days after the date of the damage or destruction, Landlord shall notify Tenant in writing, and, if Tenant will otherwise be unable to conduct its normal business operations during said 180 day period, Tenant shall have the right to terminate this Lease by providing written notice of termination within 30 days after the date of Landlord's notice or deemed notice (as provided in the next sentence). If Landlord fails to notify Tenant of Landlord's determination within the time period provided herein (subject to permitted delays as set forth above), Landlord shall be deemed to have notified Tenant that Landlord cannot substantially repair the Premises within 180 days after the date of the damage or destruction.

          (c) Notwithstanding any provision of this Lease to the contrary, if the Building is damaged during the last 12 months of the Term, so that the cost of repair and/or restoration shall be more than fifty percent (50%) of the fair market value of the Building immediately before such casualty, then either party shall have the right to terminate this Lease effective as of the date of such casualty, by giving to the other party hereto, within 30 days of the happening of such casualty, written notice of such termination, and upon termination, rent and all other charges shall abate as aforesaid from the happening of such casualty and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which has not been earned at the date of such casualty. If this Lease is so terminated, insurance proceeds shall be distributed as set forth in subsection (e) below.

          (d) Notwithstanding any provision of this Lease to the contrary, if damage or destruction to the Premises, or any part thereof, is caused in whole or in part by the intentional act or the gross negligence of Tenant, its agents, servants, employees or contractors, Tenant shall not be entitled to terminate this Lease pursuant to this Section 12, nor shall Tenant be entitled to any rent abatement.

          (e) The proceeds under the all-risk insurance policies required to be maintained by Tenant pursuant to subsection 13(a) hereof on the Building and the other improvements on the Land shall belong to and be payable to and be the property of Landlord, and Tenant shall not have any interest in such proceeds. Tenant agrees to look to Tenant's all-risk insurance policies required to be carried by Tenant pursuant to subsection 13(b)(ii) hereof for restoration of Tenant's improvements, equipment, furnishings and Tenant's property in the Premises. In the event of termination of this Lease, for any reason following any damage or destruction, Tenant shall be responsible for any applicable deductibles and shall assign to Landlord or otherwise pay to Landlord upon Landlord's request, the proceeds of the all-risk insurance maintained by Tenant pursuant to subsection 13(a) hereof (unless such all-risk insurance is carried by Landlord pursuant to subsection 13(a)) and such other additional funds so that the total amount assigned and/or paid by Tenant to Landlord shall be sufficient to restore (whether or not any such restoration is to actually occur) the Building and such other insured improvements (excepting Tenant's property) existing therein immediately prior to such damage or destruction; provided, however, that Tenant shall not be obligated to pay Landlord any such additional funds (i.e., beyond the actual proceeds of insurance and any applicable deductibles) unless Tenant has failed to fulfill its obligations with respect to insurance coverages as set forth in subsection 13(a) of this Lease. Despite the foregoing, in the event (i) of any damage to the Premises by fire or other casualty, and (ii) neither Landlord nor Tenant has elected to terminate this Lease as permitted hereunder, then, Landlord agrees to make the insurance proceeds that Landlord receives in connection with such damage to the Premises available for the purpose of restoring the Premises to the condition that existed immediately prior to such fire or other casualty. If after consultation Landlord and Tenant agree that Tenant will perform the restoration work, then Landlord will make such insurance proceeds available to Tenant for restoration and the proceeds will be disbursed on such terms and conditions as Landlord, in the exercise of its prudent business judgment may determine, including retainage provisions. Unless Landlord carries the all-risk insurance pursuant to subsection 13(a) hereof, in the event the available casualty proceeds are insufficient to restore the Building and other improvements to the condition that existed immediately prior to the fire or other casualty due to the fact that Tenant failed to carry the insurance coverage required by subsection 13(a) hereof, Tenant shall make up the deficiency. Notwithstanding anything to the contrary in this Section 12 or in any other provision of this Lease, any obligation (under this Lease or otherwise) of Landlord to make insurance proceeds available or restore all or any portion of the Building and other improvements on the Land shall be subject to Landlord's receipt of approval of the same by the mortgagee(s) of Landlord who hold mortgages on the Premises (and any other approvals required by applicable laws), as well as receipt from any such mortgagee(s) of such all-risk insurance policy proceeds as may have been assigned to any such mortgagee; it being agreed that if Landlord has not received such approval(s) and proceeds within 90 days after any such casualty, then Landlord shall have the option to terminate this Lease, at any time thereafter, upon written notice to Tenant. Landlord shall notify Tenant if any such delay occurs.

     13.  INSURANCE

          (a) Tenant shall obtain and keep in force during the Term an all-risk policy or policies of insurance covering loss or damage to the Building and all other improvements on the Land (not being required to include foundations, driveways, sidewalks or other paved areas) written at replacement cost value with replacement cost endorsement. The terms and conditions of said policies and the perils and risks covered thereby shall be acceptable to Landlord in its reasonable discretion. Such all-risk insurance shall name Landlord (and such additional persons and/or entities as Landlord may designate) as additional insureds, and shall cover the Building and all other improvements on the Land and leasehold improvements. Tenant shall be entitled to provide the insurance required by this subsection 13(a) by providing coverage under a blanket insurance policy provided such blanket policy contains an endorsement that names Landlord and its designees as additional insureds and provided that the coverages required by this subsection 13(a) shall be available to Landlord notwithstanding losses sustained by the insured under the policy with respect to property other than the Premises.

          (b) During the Term, Tenant shall keep in full force and effect at its sole cost and expense the following: (i) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than Five Million Dollars ($5,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (ii) all-risk property insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering Tenant's trade fixtures, equipment, inventory, and all other property of Tenant at the Premises and all improvements and installed in the Premises by or on behalf of Tenant, such insurance to provide for only a reasonable deductible, (iii) if, and to the extent, required by law, workmen's compensation or similar insurance offering statutory coverage and containing statutory limits, (iv) insurance of all plate and other interior glass in the Premises for and in the name of Landlord, and (v) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Premises for a period of at least 12 months. Tenant's liability insurance may be furnished by Tenant under a blanket policy, provided that such blanket policy shall contain an endorsement that names Landlord and its designees as additional insureds, specifically references the Premises, and guarantees a minimum limit available for the Premises equal to or greater than the insurance amounts required under this Section.

          (c) In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) commercial general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than One Million Dollars ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen's compensation insurance or similar insurance in form and amounts as required by law.

          (d) Tenant's insurance policies shall be maintained in companies with A.M. Best Rating of at least A-VII and in form reasonably acceptable to Landlord and shall be written as primary policy coverage and not contributing with, or in excess of, any coverage that Landlord may carry. Tenant shall deposit certificates evidencing such coverage with Landlord within ten (10) business days immediately following the Commencement Date, which policies shall name Landlord and/or its designee and, at the request of Landlord, its mortgagees, as additional insured and shall also contain a provision stating that such policy or policies shall not be canceled except after 30-days' written notice to Landlord or its designees. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term and all other times during which Tenant shall occupy the Premises.

          (e) At Landlord's option, Landlord shall obtain and keep in force, during the Term, a policy of rental interruption insurance, with loss payable to Landlord, which insurance shall, at Landlord's option, also cover all Real Property Taxes. Tenant will not be named as an additional insured in any insurance policies carried by Landlord and shall have no right to any proceeds therefrom. Tenant shall reimburse Landlord for the cost of all insurance purchased by Landlord pursuant to this subsection 13(e) in the same manner as Tenant reimburses Landlord for Real Property Taxes.

          (f) Landlord waives all right of recovery against Tenant and the Tenant Parties (as hereinafter defined) for property damage if such damage is covered by Landlord's insurance policies then in force or the insurance policies Landlord is required to obtain by subsection (b) above, whichever is broader. Tenant waives any and all rights of recovery against Landlord and the Landlord Parties (as hereinafter defined) for property damage if such damage is covered by Tenant's insurance policies then in force or the insurance policies Tenant is required to obtain by subsection (b) above, whichever is broader. Landlord and Tenant shall each obtain from their respective insurers under all policies of fire and casualty insurance maintained by either of them at any time during the Term insuring or covering the Premises or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain such waiver, and, so long as such waiver is outstanding each party waives, to the extent of the proceeds received under such policy (including proceeds which would have been received but for a party's failure to maintain insurance hereunder), any right of recovery against the other party for any loss covered by the policy containing such waiver.

     14.  WAIVER OF CLAIMS

     Tenant hereby agrees that Landlord shall not be liable to Tenant or Tenant's employees, agents, customers, or servants for injury to Tenant's business or any loss of income therefrom or for loss of or damage to the merchandise, inventory, tenant or leasehold improvements (whether made by Tenant or those located on the Premises as of the Commencement), voice and data cabling installed by or for Tenant, trade fixtures, furniture, equipment, computers, files, automobiles, or other property of Tenant, Tenant's employees, agents, contractors or invitees, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents, contractors or invitees, whether such damage or injury is caused by or results from any cause whatsoever including, but not limited to, theft, criminal activity at the Premises, bombings or bomb scares, Hazardous Substances, fire, steam, electricity, gas, water or rain, flooding, breakage of pipes, sprinklers, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Premises, except in the case of the grossly negligent or intentional act of Landlord or its employees, agents or contractors. Tenant, as a material part of the consideration to Landlord hereunder, hereby assumes all risk of damage to Tenant's property or business or injury to persons in, upon or about the Premises arising from any cause, except in the case of the grossly negligent or intentional act of Landlord, its employees, agents or contractors, and Tenant hereby waives all claims in respect thereof against Landlord, its employees, agents and contractors.

     15.  SUBORDINATION

     This Lease and all rights of Tenant are and shall be subject and subordinate to all mortgages which may now or hereafter affect the fee title to the Premises and to any modifications, renewals, extensions or replacements thereof; provided, however, with respect to all mortgages hereafter affecting the fee title to the Premises, Tenant's agreement to subordinate this Lease to such mortgages shall be conditioned upon the holders of such mortgages executing and delivering to Tenant a commercially reasonable non-disturbance agreement. Tenant shall, within 10 days after written request, at any time or times execute, acknowledge and deliver to Landlord any and all instruments that may be necessary or proper to subordinate this Lease (such instruments to include nondisturbance agreements in favor of Tenant) and all rights hereunder of any mortgage and each such renewal, modification, consolidation, replacement and extension. All insurance policies to be maintained by Tenant hereunder shall insure the holder of any mortgages affecting fee title to the Premises under a standard mortgagee clause.

     If Tenant's lender requests, Landlord shall execute and deliver to such lender a commercially reasonable landlord's waiver in which Landlord waives any statutory landlord's lien that Landlord may have on Tenant's property.

     16.  INDEMNITY

          (a) Tenant hereby agrees to indemnify, defend and hold harmless Landlord and its employees, officers, agents, contractors, invitees, lenders and ground lessors (said persons and entities are hereinafter collectively referred to as the "Landlord PARTIES") from and against any and all liability, loss, cost, damage, claims, loss of rents, liens, judgments, penalties, fines, settlement costs, investigation costs, cost of consultants and experts, reasonable attorneys fees, court costs and other expenses (hereinafter collectively referred to as "DAMAGES") arising out of or related to an Indemnified Matter (as defined below). For purposes of this Section, an "INDEMNIFIED MATTER" shall mean any matter for which one or more of the Landlord Parties incurs liability or Damages if the liability or Damages arise out of or involve, directly or indirectly, (i) Tenant's or its employees', agents', contractors' or invitees' (all of said persons or entities are hereinafter collectively referred to as "TENANT PARTIES") use or occupancy of the Premises,
(ii) any grossly negligent act or willful misconduct of a Tenant Party, (iii) Tenant's failure to perform any of its obligations under the Lease, and (iv) any other matters for which Tenant has agreed to indemnify Landlord pursuant to any other provision of this Lease. This indemnity is intended to apply to the fullest extent permitted by applicable Law. Tenant's obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Landlord after said expiration or termination.

          (b) Landlord hereby agrees to indemnify, defend and hold harmless Tenant and the Tenant Parties from and against any Damages caused by (i) any grossly negligent act of a Landlord Party, and (ii) any other matters for which Landlord has expressly agreed to indemnify Tenant pursuant to any other provision contained in this Lease. This indemnity is intended to apply to the fullest extent permitted by applicable Law. Landlord's obligations under this Section shall survive the expiration or termination of this Lease unless specifically waived in writing by Tenant after said expiration or termination.

     17.  UTILITIES

          (a) Tenant shall pay (as additional rent) all charges for or in any way related to all public or private utilities, including but not limited to the hook-up, furnishing, consumption, maintenance, and installation of water, water pressure, gas, fuel, light, heat, power, electricity, telephone, sewage service, sanitary charges, security protection, trash removal, and any other service or services furnished to or serving the Premises during the Term (hereinafter collectively referred to as the "UTILITIES"). Tenant shall contract directly with all service providers.

          (b) Tenant shall be solely responsible for obtaining all Utility services, and Landlord shall have no liability to Tenant if Tenant is unable to obtain such service for any reason including, but not limited to, repairs, replacements or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, telephone service or other Utility at the Premises, by any accident, casualty or event arising from any cause whatsoever, including the negligence of Landlord, its employees, agents and contractors, by act, negligence or default of Tenant or any other person or entity, or by any other cause, and such failures shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from the obligation of paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for loss of property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to Tenant's inability to obtain services. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

18. EMINENT DOMAIN

          (a) If any part of the Premises shall be taken or condemned for any public use by any legally constituted authority by right of eminent domain and if a part thereof remains that is suitable for the full conduct of Tenant's business, this Lease as to the part to be taken shall terminate as of the date title shall vest in the condemnor, and the Base Rent payable hereunder shall be adjusted to an amount which is the product of the Base Rent times a fraction, the numerator of which is the fair market value of the entire Premises immediately after such taking, and the denominator of which is the fair market value of the Premises immediately prior to such taking. If the aforesaid taking renders the remainder of the Premises unsuitable for Tenant's Permitted Use (as mutually agreed upon by Landlord and Tenant in their good faith and reasonable discretion), Tenant or Landlord may terminate this Lease as of the date when Tenant is required to yield possession, by giving such other party notice to that effect within 30 days after such possession is so yielded.

          (b) If all or substantially all of the Premises are taken or condemned, this Lease shall terminate and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder. Landlord shall thereupon be entitled to the entire award or compensation in such condemnation proceedings, but nothing contained herein shall be deemed to affect Tenant's right, if any, to receive compensation or damages with respect to its fixtures (to the extent such fixtures are included in such award or compensation) and Tenant's relocation expenses and any damages suffered because of business interruption.

     19.  DEFAULTS BY TENANT

          (a) The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Lease:

               (i) Tenant shall default in the payment of any installment of rent, additional rent or any other payment required to be made by Tenant hereunder following the expiration of the five (5) day grace period set forth in
Section 4(c) hereof; and/or

               (ii) The failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by Tenant, where such failure continues for 30 days after written notice thereof by Landlord to Tenant; provided however, that if the nature of such default is such that the same cannot reasonably be cured within such 30-day period, Tenant shall not be deemed to be in default if Tenant shall, within such period, commence such cure and thereafter diligently prosecute the same to completion within 90 days after Landlord's notice (except with respect to any default by Tenant in connection with the Tenant's obligations under Section 24 hereof); and/or

               (iii) The making by Tenant (or any guarantor of Tenant with respect to this Lease) of any general assignment for the benefit of creditors; the filing by or against Tenant (or any guarantor of Tenant with respect to this Lease) of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within 90 days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or the attachment, execution or other judicial seizure or non-judicial repossession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure or repossession, as the case may be, is not discharged within 30 days; or any Tenant, guarantor of Tenant, subtenant or assignee with respect to this Lease shall die or, in the case of corporations, shall have its corporate existence terminated.

          (b) In the event of any such default by Tenant, then in addition to any other remedies available to Landlord hereunder and at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate.

          (c) In the event of any such default by Tenant, with or without terminating this Lease, Landlord shall also have the right to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored elsewhere at the cost of and for the account of Tenant. In the event Tenant shall vacate or abandon the Premises and fail to make timely payments of Rent, Tenant shall be deemed to have granted Landlord a security interest in all furniture, fixtures, equipment, inventory, merchandise and other of Tenant's property which remains in the Premises after such vacation or abandonment and Landlord may, at Landlord's election, thereafter deal with such property as provided under the Uniform Commercial Code as adopted within the state in which the Premises is located.

          (d) Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any parts thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

          (e) Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from an Event of Default. Landlord's obligation to mitigate damages after an Event of Default shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "SUBSTITUTE TENANT") in accordance with the following criteria: (i) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant; (ii) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental less than the current fair market rental then prevailing for similar uses in comparable properties in the same market area as the Premises, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord; and (iii) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources.

     Should Landlord elect to so relet, then rentals received by Landlord from such reletting shall be applied; first, to the payment of the entire costs associated with such reletting; second, to the payment of the cost of any alterations and repairs to the Premises deemed necessary by Landlord; third, to the payment of rent and additional rent due and unpaid hereunder; fourth, the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; and the residue, if any, shall be held by Landlord and applied in payment of future rent and additional rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord within 10 days after Landlord shall bill Tenant for same. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expense incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting of the Premises.

          (f) No re-entry or taking possession of the Premises by Landlord pursuant to paragraphs (c) or (d) of this Article shall be construed as either an acceptance of surrender or an election to terminate this Lease, nor shall it cause a forfeiture of Rents or other charges remaining to be paid during the balance of the Term, unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such default elect to terminate this Lease.

          (g) If Landlord elects to terminate this Lease on account of the occurrence of a default by Tenant, Tenant will remain liable to Landlord for damages in an amount equal to monthly Base Rent and other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting. Landlord will be entitled to collect such damages from Tenant monthly on the day on which monthly rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive such monthly rent and other amounts from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord will be entitled to recover against Tenant as damages for loss of the bargain and not as a penalty:

               (i) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term (had the same not been so terminated by Landlord) after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease.

     The "WORTH AT THE TIME OF AWARD" of the amounts referred to in clauses (i) and (ii) above is computed by adding interest at the per annum interest rate described in subsection (g) below on the date on which this Lease is terminated from the date of termination until the time of the award. The worth at the time of award of the amount referred to in clause (iii) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank, at the time of award plus one percent (1%).

          (h) All amounts due to Landlord pursuant to this Lease that are not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     20.  REMEDIES

     All rights and remedies of Landlord herein created or otherwise available at law or in equity are cumulative, and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to exercise of any other. Failure of Landlord to exercise any or all rights under this Lease shall not be deemed a waiver of any subsequent breach or default of Tenant.

     21.  SURRENDER OF PREMISES

          (a) Upon the expiration of the Term, or earlier termination, Tenant shall quietly surrender to Landlord the Premises, including, without limitation, all Alterations. The Premises and all said Alterations shall be surrendered to Landlord by Tenant without any damage, injury or disturbance thereto, or payment therefor by Landlord. Tenant may remove from the Premises Tenant's property

(including any leasehold improvements owned by Tenant) as Tenant elects, at Tenant's expense; provided, however, Tenant shall be obligated to remove the following items of Tenant's property: Tenant's trade fixtures, equipment, furniture, inventory, merchandise and other items of moveable personal property. Tenant shall repair any damage caused by such removal and shall restore the area to its condition immediately before installation (reasonable wear and tear excepted). Tenant, at its sole expense, shall remove signage installed by Tenant after the Commencement Date from the Premises and shall repair any damage to the Premises caused by such removal and restore the affected areas to their prior condition. Tenant shall surrender the Premises in a neat and clean condition, free of waste and debris, subject to ordinary wear and tear. Tenant's obligation to observe and perform these covenants shall survive the expiration or other termination of this Lease.

          (b) Tenant shall have the right to be present at time of final inspection of the Premises to determine if any damage was done thereto, if Tenant notifies Landlord in writing of its intention to move, the date of moving and new address. The notice of Tenant's desire to be present at the final inspection of the Premises shall be given at least 10 days prior to the date of moving. Upon receipt of such notice Landlord shall notify Tenant of time and date when the Premises are to be inspected. The inspection shall occur within five days before or five days after Tenant's date of moving, such inspection date to be mutually satisfactory to both Landlord and Tenant.

          (c) If Tenant does not remove from the Premises Tenant's furniture, equipment, trade fixtures, or any other items of Tenant's property that Tenant is obligated under subsection 21(a) above to remove on or prior to the expiration of the Term or sooner termination of this Lease, then Tenant agrees that Landlord may, at Landlord's election, (i) retain any or all of such property, in which case Tenant shall be conclusively presumed to have conveyed the same to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to Tenant, or (ii) Landlord shall have the right to cause any or all of such property to be removed at Tenant's sole cost and expense. Tenant agrees to reimburse Landlord for the cost of such removal.

     22.  LEASE STATUS/ESTOPPEL

     At any time and from time to time, upon thirty (30) days' written notice from either party, Landlord and/or Tenant will execute, acknowledge and deliver to the requesting party an instrument prepared by Landlord, stating if the same be true, that (i) this Lease is a true and exact copy of the Lease between the parties hereto, (ii) there are no amendments hereof (or stating what amendments there may be), (iii) the same is then in full force and effect and that there are then no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms and conditions hereof on the part of such party to be performed, (iv) such party at the time has no knowledge of any facts or circumstances which it might reasonably believe would give rise to a default by either Landlord or Tenant, (v) the amount of Base Rent and all additional rent, (vi) the date of the most recent installment of rent paid, and (vii) with respect to an estoppel certificate requested by Landlord, any other information reasonably required by a bona fide lender or purchaser of Landlord.

     23.  NOTICES

     Any notice given pursuant to this Lease shall be valid only if given in writing, and shall be deemed sufficiently given if given by messenger, certified or registered U.S. mail, a reliable express delivery service or by facsimile (with telephone confirmation of delivery) to Landlord and Tenant at the respective addresses set forth in the Basic Lease Provisions. Any such notice shall be deemed to have been given on the date it is received by the addressee as evidenced by a receipt executed by the addressee (or a responsible person in his, her or its office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication.

     24.  Intentionally Omitted.

     25.  BROKERS

     Landlord and Tenant each represent and warrant to the other that it has not dealt with any broker, realtor, or agent in connection with this Lease ("BROKER"). Each party shall indemnify and hold harmless the other from and against any and all claims for a commission or other compensation and other loss, liability, claim, cost, damage, or expense (including without limitation reasonable attorney's fees) asserted by any other broker, realtor, or agent with whom the indemnifying party has dealt in violation of the foregoing warranty.

     26.  HOLDOVER

     If Tenant remains in possession of the Premises or any part thereof after the expiration or earlier termination of the Term with Landlord's consent, such occupancy shall be a tenancy from month to month upon all the terms and conditions of this Lease pertaining to the obligations of Tenant, except that the Base Rent payable shall be 150% of the then current Base Rent for the Premises as of the date Tenant holds over, and any options granted to Tenant under this Lease shall be deemed terminated and be of no further effect. If Tenant remains in possession of the Premises or any part thereof, after the expiration of the Term without Landlord's consent, Tenant shall, at Landlord's option, be treated as a tenant at sufferance or a trespasser. Nothing contained herein shall be construed to constitute Landlord's consent to Tenant holding over at the expiration or earlier termination of the Term or to give Tenant the right to hold over after the expiration or earlier termination of the Term. Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any cost, loss, claim or liability (including attorneys' fees) Landlord may incur as a result of Tenant's failure to surrender possession of the Premises to Landlord upon the termination of this Lease.

     27.  TENANT REMEDIES.

     In the event of any alleged default in any obligation of Landlord under this Lease, Tenant will deliver to Landlord written notice listing the reasons for Landlord's default and Landlord will have 30 days following receipt of such notice to cure such alleged default or, in the event the alleged default cannot reasonably be cured within a 30-day period, to commence action and proceed diligently to cure such alleged default. A copy of such notice to Landlord will be sent to any holder of a mortgage or other encumbrance on the Premises of which Tenant has been notified in writing.

     28.  MISCELLANEOUS

          (a) This Lease constitutes the entire understanding between the parties hereto with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Lease. This Lease may be modified in writing only, signed by the parties in interest at the time of such modification.

          (b) This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Premises is located.

          (c) Descriptive headings provided in this Lease are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

          (d) This Lease shall be binding upon and shall inure to the benefit of Landlord, its successors, and assigns. This Lease shall be binding upon and shall inure to the benefit of Tenant and its successors and assigns, subject to
Section 8 hereof.

          (e) Tenant acknowledges that Landlord shall have the right to transfer all or any portion of its interest in the Premises and to assign this Lease to the transferee. Tenant agrees that in the event of such a transfer Landlord shall automatically be released from all liability under this Lease accruing after the date of such transfer; and Tenant hereby agrees to look solely to Landlord's transferee for the performance of Landlord's obligations hereunder after the date of the transfer. Subject to the rights of any lender holding a mortgage or deed of trust encumbering all or part of the Premises, Tenant agrees to look solely to Landlord's equity interest in the Premises for the collection of any judgment requiring the payment of money by Landlord arising out of (a) Landlord's failure to perform its obligations under this Lease or (b) the negligence or willful misconduct of Landlord, its officers, employees and agents. No other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of any judgment or writ obtained by Tenant against Landlord. No officer, employee or agent of Landlord shall be personally liable for the performance of Landlord's obligations hereunder or be named as a party in any lawsuit arising out of or related to, directly or indirectly, this Lease and/or the obligations of Landlord hereunder.

          (f) Whenever the context of this Lease shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter and vice versa.

          (g) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Lease shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein unless to do so would materially alter the benefits and burdens the parties hereto have bargained for.

          (h) The options, if any, granted to Tenant in this Lease are not assignable separate and apart from this Lease, nor may any option be separated from this Lease in any manner, either by reservation or otherwise.

          (i) Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises, and Landlord shall have no liability to Tenant due to its failure to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees, contractors and invitees and the property of Tenant and of Tenant's agents, employees, contractors and invitees from acts of third parties.

          (j) If either Landlord or Tenant shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof in which it shall be judicially determined that said party was in default, the defaulting party shall pay to the non-defaulting party all reasonable attorneys' fees and expenses incurred by the prevailing party.

          (k) Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction or going-out-of-business sale upon the Premises.

          (l) Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant. Landlord shall have the right to record a memorandum of this Lease, and Tenant shall execute, acknowledge and deliver to Landlord for recording any memorandum prepared by Landlord.

          (m) Notwithstanding anything to the contrary herein, during the Term Landlord hereby grants to Tenant a license to park in the parking lot located across the street from the Land known on the Cook County Assessor's Records as 1121, 1125, 1127, 1129, 1133, 1135 and 1151 North Branch Street, Chicago,
Illinois.

                            [SIGNATURE PAGE FOLLOWS]

                        SIGNATURE PAGE TO LEASE AGREEMENT

     IN WITNESS WHEREOF, and with intent to be legally bound hereby, the parties have hereto set their hands and seals as of the day and date first above written, and are authorized to execute on behalf of that party.

                                        LANDLORD

ATTEST:                                 CHAS. LEVY COMPANY LLC


/s/ Louis Keiler                       By: /s/ William B. Nelson
------------------------------------       -------------------------------------
                                       Name: William B. Nelson
                                       Title: Vice President & Chief Financial
                                              Officer


                                       TENANT

ATTEST:                                CHAS. LEVY CIRCULATING CO. LLC


/s/ Douglas J. Bates                   By: /s/ S. Leslie Flegel
------------------------------------       -------------------------------------
                                       Name: S. Leslie Flegel
                                       Title: Chairman & Chief Executive Officer

                          EXHIBIT A TO LEASE AGREEMENT

LOTS 12, 13 AND THAT PORT OF LOTS 14 AND 15 WHICH LIES NORTHEASTERLY OF A LINE DRAWN FROM A POINT IN THE SOUTHEASTERLY LINE OF SAID LOT 15 WHICH IS 352.50 FEET SOUTHWESTERLY OF THE SOUTHEASTERLY CORNER THEREOF, TO A POINT IN THE NORTHWESTERLY LINE OF SAID LOT 14 WHICH IS 383.94 FEET SOUTHWESTERLY OF THE NORTHEASTERLY CORNER THEREOF AND THAT PART OF LOT 16 DESCRIBED AS FOLLOWS:

BEGINNING AT MOST NORTHERLY CORNER OF SAID LOT 16, THENCE SOUTHEASTWARDLY ALONG THE NORTHEASTERLY LINE THEREOF, A DISTANCE OF 39.09 FEET, THENCE SOUTHWESTWARDLY A DISTANCE OF 353.17 FEET TO A POINT IN THE NORTHWESTERLY LINE OF SAID LOT 16 WHICH IS 352.50 FEET SOUTHWESTERLY OF THE PLACE OF BEGINNING, THENCE NORTHEASTERLY ALONG NORTHWESTERLY LINE OF SAID LOT 15 A DISTANCE OF 352.50 FEET TO PLACE OF BEGINNING, ALL IN BLOCK 78 IN ELSTON ADDITION TO CHICAGO IN SOUTH EAST 1/4 OF SECTION 5, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS; AND ALSO THAT PART OF LOTS FOURTEEN (14), FIFTEEN (13), SIXTEEN (16) AND SEVENTEEN (17) IN BLOCK SEVENTY-EIGHT (78) IN ELSTON ADDITION TO CHICAGO IN THE SOUTH EAST 1/4 OF SECTION 5, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF THE NORTHEASTERLY LINE OF SAID LOT SEVENTEEN (17) WITH A LINE DRAWN 202.20 FEET (AS MEASURED PERPENDICULARLY) SOUTHEASTERLY OF AND PARALLEL WITH THE NORTHWESTERLY LINE OF LOT TWELVE (12) IN SAID BLOCK SEVENTY-EIGHT (78); THENCE SOUTHWESTERLY ALONG SAID PARALLEL LINE
388.142 FEET TO A POINT ON A LINE DRAWN PERPENDICULARLY TO THE NORTHWESTERLY LINE OF SAID LOT TWELVE (12) THROUGH A POINT ON SAID NORTHWESTERLY LINE 376.00 FEET SOUTHWESTERLY OF THE MOST NORTHERLY CORNER THEREOF; THENCE NORTHWESTERLY ALONG SAID PERPENDICULAR LINE 94.551 FEET TO A POINT OF INTERSECTION WITH A LINE DRAWN FROM A POINT ON THE NORTHWESTERLY LINE OF LOT SIXTEEN AFORESAID 352.50 FEET SOUTHWESTERLY OF THE MOST NORTHERLY CORNER THEREOF, TO A POINT ON THE NORTHWESTERLY LINE OF LOT FOURTEEN (14) AFORESAID 383.94 FEET SOUTHWESTERLY OF THE MOST NORTHERLY CORNER THEREOF; THENCE SOUTHEASTERLY ALONG LAST DESCRIBED LINE 93.973 FEET TO THE PREVIOUSLY DESCRIBED POINT ON THE NORTH LINE OF SAID LOT SIXTEEN (16) THENCE NORTHEASTERLY 353.102 FEET TO A POINT ON THE NORTHEASTERLY LINE OF LOT SIXTEEN (16) AFORESAID WHICH IS 39.09 FEET SOUTHEASTERLY OF THE MOST NORTHERLY CORNER THEREOF; THENCE SOUTHEASTERLY ALONG THE NORTHEASTERLY LINE OF SAID LOTS SIXTEEN (16), AND SEVENTEEN (17) A DISTANCE OF 3.474 FEET TO THE PLACE OF BEGINNING, ALL IN COOK COUNTY, ILLINOIS; AND ALSO A PARCEL OF LAND BEING PART OF LOTS 14, 15 AND 16, SAID PARCEL BEING DESCRIBED AS FOLLOWS:

COMMENCING AT THE POINT OF INTERSECTION OF A LINE DRAWN 202.20 FEET (AS MEASURED PERPENDICULARLY) SOUTHEASTERLY OF AND PARALLEL WITH THE NORTHWESTERLY LINE OF LOT 12, AND A LINE DRAWN PERPENDICULARLY TO THE NORTHWESTERLY LINE OF SAID LOT 12 THROUGH A POINT ON SAID NORTHWESTERLY LINE 376.00 FEET SOUTHWESTERLY OF THE MOST NORTHERLY CORNER OF SAID LOT 12; THENCE NORTHWESTERLY ALONG SAID PERPENDICULAR LINE 94.551 FEET TO A POINT ON A LINE DRAWN FROM A POINT ON THE NORTHWESTERLY LINE OF LOT 16 AFORESAID 352.50 FEET SOUTHWESTERLY OF THE MOST NORTHERLY CORNER THEREOF, TO A POINT ON THE NORTHWESTERLY LINE OF LOT 14 AFORESAID 383.94 FEET SOUTHWESTERLY OF THE MOST NORTHERLY CORNER THEREOF; THENCE NORTHWESTERLY ALONG LAST DESCRIBED LINE 6.867 FEET TO THE AFORE-DESCRIBED POINT ON THE NORTHWESTERLY LINE OF SAID LOT 14; THENCE SOUTHWESTERLY ALONG SAID NORTHWESTERLY LINE AND THE SOUTHWESTERLY EXTENSION THEREOF 48.57 FEET TO THE EXISTING DOCK LINE ON THE NORTHEASTERLY SIDE OF THE NORTH BRANCH OF THE CHICAGO RIVER; THENCE SOUTHEASTERLY ALONG SAID DOCK LINE 47.19 FEET TO AN ANGLE POINT ON SAID DOCK LINE; THENCE CONTINUING ALONG SAID DOCK LINE 51.18 FEET TO A POINT ON THE PREVIOUSLY DESCRIBED PARALLEL LINE; THENCE NORTHEASTERLY 55.50 FEET ALONG SAID PARALLEL LINE TO THE PLACE OF BEGINNING, ALL IN BLOCK 76 IN ELSTON ADDITION TO CHICAGO IN THE SOUTH EAST 1/4 OF SECTION 5, TOWNSHIP 39 NORTH, RANGE 14 EAST OF THE THIRD PRINCIPAL MERIDIAN, IN COOK COUNTY, ILLINOIS.


                                       24